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                                                                     EXHIBIT 8.1



                       [Shearman & Sterling Letterhead]


                                March 14, 2000



Intershop Communications Aktiengesellschaft
Amsinckstra e 57
D-20097 Hamburg
Federal Republic of Germany


Ladies and Gentlemen:

     You have requested our opinion regarding the material United States and German tax considerations in connection with the offering of up to 5,000,000 American Depositary Shares by Intershop Communications Aktiengesellschaft (the "Company") pursuant to the Company's Registration Statement on Form F-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on March 9, 2000.

     In delivering this opinion, we have reviewed and relied upon facts and descriptions set forth in the Registration Statement and related documents pertaining to the Registration Statement. Based on the foregoing and the tax laws of the United States and the Federal Republic of Germany as in effect on the date hereof, we are of the opinion that the discussion under the captions "German Taxation" and "Taxation of U.S. Investors" in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the holders of the Company's American Depositary Shares issued pursuant to the offering referenced herein, and may not be made available to any other person or entity without our prior written consent. In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof, and we disclaim any duty to update such opinion.



                             Very truly yours,


                            /s/ Shearman & Sterling


L.C.
H.B.

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